Exhibit 99.1




          HALIFAX ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

       Company Reports Two Successive Quarters of Profitability;
               Gross Margin Improves to 10.7% from 7.8%

ALEXANDRIA, VA - November 14, 2006 - Halifax Corporation (AMEX:HX) today announced its financial results for the quarter ended September 30, 2006.

Revenues for the second quarter of fiscal 2007 were $12.4 million versus $14 million for the same period in fiscal 2006. The revenue decrease was primarily due to the cessation of an unprofitable nationwide contract in April 2006.

The gross profit margin for this year's second quarter was $1.3 million, or 10.7% of revenues, versus $1.1 million, or 7.8% of revenues, for the same period a year ago. Operating income was $188,000 for the quarter ended September 30, 2006, compared to an operating loss of $170,000 for the same period the prior year.

The Company reported net income of $22,000, or $0.01 per basic and diluted share, for the fiscal 2007 second quarter. This compares to a net loss of $172,000, or $0.05 per share, for the three months ended September 30, 2005.

Charles McNew, president and chief executive officer, stated, "Our ongoing profitability and the continuing improvement in gross margins is the direct result of investments in IT upgrades and cost containment actions. It is worth noting that we incurred start-up costs associated with a major contract trial during the quarter, and this had a negative impact on margins. On the positive side, we believe that this contract offers long-term revenue growth potential with a major customer.

"In addition, our backlog of more than $80 million and the pipeline for new business remain quite healthy," he added.

For the six months ended September 30, 2006, revenues were $25.1 million compared to $28.7 million for the same period last year. Operating income for the first half of fiscal 2007 was $514,000 versus an operating loss of $313,000 for the same period a year ago. Income from continuing operations for the six months ended September 30, 2006, was $106,000 compared to a loss from continuing operations of $406,000 for the same period last year. Net income for the first half of this year was $106,000, or $0.03 per basic and diluted share, versus a net loss of $96,000, or $ 0.03 per share, for the first half of fiscal 2006.

McNew added, "The balance sheet has been improving steadily; it is the strongest it's been in seven years. We continue to remain optimistic about our prospects in the managed services marketplace, as the ongoing industry consolidation is creating multiple niche opportunities within our well-developed partner model."

The Company will host a conference call for investors at 11 a.m. EST on Tuesday November 14, 2006, to review the financial and operational results for the quarter. The conference call phone number is 800-834-5691 for U.S. callers and 212-676-5241 for international callers. The conference call replay will be available from 1 p.m. EST on Tuesday November 14, 2006, to 1 p.m. EST on Wednesday, November 15, 2006. The replay number is 800-633-8284 for U.S. callers and 402-977-9140 for international callers. The reservation number is 21309569.

Founded in 1967, Halifax Corporation is an enterprise maintenance solutions company providing a wide range of technology services to commercial and government customers throughout the United States. The Company's principal products are high availability hardware maintenance services, technology deployment and integration services. More information on Halifax can be found at www.hxcorp.com.

Certain statements made by the Company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, views, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors described in the Risk Factors Section in the Company's Annual Report on Form 10-K that may cause actual results to differ materially from those in the forward-looking statements. For further information that could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.
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                          Halifax Corporation
                        Summary Financial Data

   (in 000's except per share    Three Months Ended    Six Months Ended
            amounts)               September 30,        September 30,

 Statements of Operations         2006       2005       2006      2005

 Revenues                        $ 12,369   $ 13,958  $  25,115  $ 28,637

 Cost of services                  11,044     12,864     22,314    26,361

 Gross Profit                                  1,094      2,801     2,276
                                    1,325

 Selling, marketing, general &
 administrative                     1,137      1,264      2,287     2,589

 Operating income (loss)              188      (170)        514     (313)

 Other income                          13          5         14         5
 Interest expense                   (159)      (105)      (322)     (322)

 Income (loss) before income
 taxes                                 42      (270)        206     (630)

 Income tax expense (benefit)          20       (98)        100     (224)

 Income (loss) from continuing
 operations                            22      (172)        106     (406)

 Income from discontinued
 operations (net)                       -          -          -       310

 Net income (loss)                 $   22    $ (172)     $  106   $  (96)

 Earnings (loss) per common
 share - basic:
    Continuing operations          $  .01    $ (.05)     $  .03   $ (.13)
    Discontinued operations             -          -          -       .10
                                   $  .01    $ (.05)     $  .03   $ (.03)

 Earnings (loss) per common
 share - diluted:
    Continuing operations          $  .01    $ (.05)     $  .03   $ (.13)
    Discontinued operations             -          -          -       .10
                                   $  .01    $ (.05)     $  .03   $ (.03)

 Weighted average number of
 common shares outstanding:
   Basic                            3,175      3,172      3,175     3,172
   Diluted                          3,179      3,191      3,180     3,192

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 Balance Sheets                              September 30,    March 31,
                                                  2006           2006
 Current assets
 Cash                                             $     903       $  1,025
 Trade accounts receivable, net                       9,861         11,415
 Inventory, net                                       6,459          6,363
 Prepaid expense and other current assets               441            722
 Deferred tax asset                                   1,194          1,332

 Total current assets                                18,858         20,857

 Property and equipment, net                          1,261          1,381
 Goodwill and intangibles, net                        4,025          4,213
 Other assets                                           126            130
 Deferred tax asset                                     807            828

 Total assets                                    $   25,077      $  27,409

 Liabilities and Stockholders' Equity

 Current liabilities
 Accounts payable and accrued expenses            $   6,174      $   7,135
 Deferred maintenance revenue                         3,144          3,515
 Income tax payable                                       -            331
 Current portion of long-term debt                       33            202

 Total current liabilities                            9,351         11,183

 Long-Term bank debt                                  6,313          6,891
 Other long-term debt                                   137            154
 Subordinated debt-affiliate                          1,000          1,000
 Deferred income                                        188            218

 Total liabilities                                   16,989         19,446

 Stockholders' equity                                 8,088          7,963

 Total liabilities and stockholders' equity       $  25,077      $  27,409

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